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                                      KLT
                            Kyle L. Tingle CPA, LLC
                          PERSONAL FINANCIAL PLANNING
                        BUSINESS SERVICES & TAX PLANNING








April 7, 2006



To Whom It May Concern:

The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report dated April 5, 2006 accompanying the audited financial statements of Eco Depot, Inc. as of December 31, 2005, in the Form l0-KSB, with the U.S. Securities and Exchange Commission, and to our reference to the Firm under the caption "Experts" in the Prospectus.

Very truly yours.



/s/ Kyle L. Tingle, CPA, LLC

Kyle L. Tingle
Kyle L. Tingle, CPA, LLC









        P.O. BOX 50329 * HENDERSON, NEVADA 89016 * PHONE (702) 450-2200
             FAX (702) 436-4218 * E-MAIL: ktingle@kyletinglecpa.com

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